Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Blackstone Mortgage Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	457(o)	$199,069,504			$199,069,504		0.0000927	$18,453.74

Carry Forward Securities

Carry Forward Securities	Equity	Class A common stock, par value $0.01 per share	415(a)(6)	$300,930,496	(1)		$300,930,496	(1)		36,472.78		S-3	333-232852	7/26/2019	$36,472.78

	Total Offering Amounts						$500,000,000			$54,926.52	(2)

	Total Fees Previously Paid									$36,472.78	(3)

	Total Fee Offsets									$0.00

	Net Fee Due									$18,453.74

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Blackstone Mortgage Trust, Inc.	S-3	333-232852	7/26/2019		$36,472.78	Equity	Class a common stock, par value $0.01 per share	$300,930,496	$300,930,496

Fee Offset Sources	Blackstone Mortgage Trust, Inc.	S-3	333-232852		7/26/2019						$36,472.78(3)

(1)

This prospectus supplement relates to $300,930,496 unsold aggregate offering price of shares of class A common stock (the “Unsold Shares”) that were previously covered by the registrant’s then-active registration statement on Form S-3, filed with the Securities and Exchange Commission on July 26, 2019 (File No. 333-232852) (the “Prior Registration Statement”), pursuant to a prospectus supplement thereunder filed on July 26, 2019 (the “Prior Prospectus Supplement”). The prospectus supplement filed hereby supersedes and replaces the Prior Prospectus Supplement.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933 (as amended, the “Securities Act”).
(3)

Payment of the registration fee in connection with the Unsold Shares was made at the time of filing of the Prior Prospectus Supplement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, the Unsold Shares were previously registered on the Prior Registration Statement. In connection with the prior registration of the Unsold Shares, Blackstone Mortgage Trust, Inc. paid a registration fee of $60,600, which will continue to be applied to such unsold securities. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $36,472.78 is available to offset the current registration fee. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3 filed with the Securities and Exchange Commission on July 29, 2022 (File No. 333-266403).

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